Exhibit 99.1

111 W 19th Street, 8th Floor New York, NY 10011

New Fortress Energy Announces Third Quarter 2021 Results and Declares Dividend of $0.10 per Class A Common Share

November 2, 2021

NEW YORK -- New Fortress Energy Inc. (NASDAQ: NFE) (“NFE” or the “Company”) today reported its financial results for the third quarter ending September 30, 2021.

Third Quarter Highlights

•	Record Total Segment Operating Margin(1) in Q3 of approximately $210 million, beating Illustrative Total Segment Operating Margin Goal(2) of $208 million
•	Illustrative Total Segment Operating Margin Goal for the 2nd half of 2021 expected to be $585 million, an increase of over 50% from the Illustrative Total Segment Operating Margin Goal set in July
•	FY 2022 Illustrative Total Segment Operating Margin Goal is on track for over $1.1 billion with significant earnings growth as Brazil, Ireland and Fast LNG come Online(3)

Growth
•	Continued energy shortages in Brazil have led to emergency power measures, including an auction in the South and Southeast region which took place in October:
o	1.2 GW of new power projects were awarded in the October auction with an average variable power price of $0.14 / kWh
o	NFE positioned to supply LNG through the Santa Catarina terminal to over 400MW (>900k GPD of LNG forecasted) of new power plants
o	Supply period will be Q2 2022 through end of 2025
•	NFE and Norsk Hydro executed definitive commercial terms for a 15-year LNG supply agreement utilizing NFE’s Barcarena LNG terminal
o	~1.0m GPD to supply the Alunorte alumina refinery (co-located with the Barcarena terminal) starting Q1 2023

Development update
•	NFE continues to make great progress on our first Fast LNG assets, which we intend to deploy through two distinct business lines:
o	Tolling agreements with high credit quality counterparties to lock in stable cash flows similar to our current FLNG asset, the Hilli
o	Merchant production where we maximize flexibility by supplying through our owned infrastructure or into the spot market at more profitable rates
•	In Nicaragua, we are completing terminal and power plant construction in Q4 2021, and we expect to begin commissioning of our power plant in Q1 2022
•	Our La Paz terminal in Baja California Sur, Mexico is fully Operational(3)
o	CFEnegia power plant is fully commissioned on natural gas
o	NFE power plant will begin commissioning in Q4 2021
•	Our development projects in Barcarena and Santa Catarina are advancing on schedule
o	Signed EPC contracts, obtained all material permits and commenced construction

Energy transition
•	Nearing FID(4) on first blue ammonia facility which will include the capture of up to 99% of CO2 emitted
o	Targeting an acquisition of a key site on the U.S. Gulf Coast in the fourth quarter, with permitting, EPC contract and financing completed in Q1 2022
o	First facility targeted to be operational within 20 to 24 months from FID
•	Expect our Clean Fuels business to benefit from proposed Build Back Better legislation

Financing update
•	We closed a ship financing facility at pricing of LIBOR + 300bps with initial proceeds of $425mm; ability to increase this facility by approximately $300mm
•	Our Board of Directors approved a dividend of $0.10 per share, with a record date of December 7, 2021 and a payment date of December 17, 2021

Financial Highlights

Total Segment Operating Margin of $210.5mm, including contribution of approximately $116mm from our Terminals and Infrastructure segment and approximately $95mm from our Ships segment. Total Segment Operating Margin increase driven by incremental revenue from our Ships segment and the Sergipe Power Plant.

	For the Three Months Ended,
(in millions, except Average Volumes)	June 30, 2021	September 30, 2021
Revenues	$223.8	$304.7
Net Loss	$(1.7)	$(17.8)
Terminals and Infrastructure Segment Operating Margin	$54.4	$115.7
Ships Segment Operating Margin(1)	$75.6	$94.8
Total Segment Operating Margin(1)	$130.0	$210.5
Average Volumes (k GPD)	1,496	1,764

•	Record quarterly revenue of over $300mm, increasing approximately $81mm from the second quarter
•	Record Total Segment Operating Margin in Q3 of approximately $210.5 million, resulting from:
o	Terminals and Infrastructure Segment Operating Margin increased from cargo sales, emergency dispatch at the Sergipe Power Plant and the impact of increased natural gas pricing
o
Ships Segment Operating Margin includes a full quarter of contribution from FSRUs and LNG carriers that are leased to customers under long-term or spot arrangements as well as a full quarter of our effective share of the revenue and costs of the Hilli

Please refer to our Q3 2021 Investor Presentation (the “Presentation”) for further information about the following terms:

1) “Total Segment Operating Margin” is the total of our Terminals and Infrastructure Segment Operating Margin and Ships Segment Operating Margin. Terminals and Infrastructure Segment Operating Margin includes our effective share of revenue, expenses and operating margin attributable to our 50% ownership of Centrais Elétricas de Sergipe Participações S.A. (“CELSEPAR”). Ships Segment Operating Margin includes our effective share of revenue, expenses and Operating Margin attributable to our ownership of 50% of the common units of Hilli LLC. Hilli LLC owns Golar Hilli Corporation (“Hilli Corp”), the disponent owner of the Hilli.
2) “Illustrative Total Segment Operating Margin Goal” or “Illustrative Future Goal” means our goal for Total Segment Operating Margin under certain illustrative conditions. Please refer to this explanation for all uses of this term in this Press Release and the Presentation. This goal reflects the volumes of LNG that it is our goal to sell under binding contracts multiplied by the average price per unit at which we expect to price LNG deliveries, including both fuel sales and capacity charges or other fixed fees, less the cost per unit at which we expect to purchase or produce and deliver such LNG or natural gas, including the cost to (i) purchase natural gas, liquefy it, and transport it to one of our terminals or purchase LNG in strip cargos or on the spot market, (ii) transfer the LNG into an appropriate ship and transport it to our terminals or facilities, (iii) deliver the LNG, regasify it to natural gas and deliver it to our customers or our power plants and (iv) maintain and operate our terminals, facilities and power plants. For Vessels chartered to third parties, this illustration reflects the revenue from ships chartered to third parties, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. There can be no assurance that the costs of purchasing or producing LNG, transporting the LNG and maintaining and operating our terminals and facilities will result in the Illustrative Total Segment Operating Margin Goal reflected. For the purpose of this Press Release and the Presentation, we have assumed an average Total Segment Operating Margin between $2.71 and $7.82 per MMBtu for all downstream terminal economics, because we assume that (i) we purchase delivered gas at a weighted average of $11.03 in Q4-21, $8.34 in 2022, and $6.32 in 2023 via current long term contracts, (ii) our volumes increase over time, and (iii) we will have costs related to shipping, logistics and regasification similar to our current operations because the liquefaction facility and related infrastructure and supply chain to deliver LNG from Pennsylvania or Fast LNG (“FLNG”) does not exist, and those costs will be distributed over the larger volumes. For Hygo + Suape assets we assume an average delivered cost of gas of $8.78 in 2022, and $7.10 in 2023 based on industry averages in the region and the existing LNG contract at Sergipe. Hygo + Sergipe incremental assets include every terminal and power plant other than Sergipe, and we assume all are Operational and earning revenue through fuel sales and capacity charges or other fixed fees. This illustration reflects our effective share of operating margin from Sergipe Power Plant. For Vessels chartered to third parties, this illustration reflects the revenue from ships chartered to third parties, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. We assume an average Total Segment Operating Margin of $13k to $159k per day per vessel and our effective share of revenue and operating expense related to the existing tolling agreement for the Hilli FLNG going forward. For Fast LNG, this illustration reflects the difference between the delivered cost of open LNG and the delivered cost of open market LNG less Fast LNG production cost. Management is currently in multiple discussions with counterparties to supply feedstock gas at pricing ranging between $1.00 and $3.00 per MMBtu, multiplied by the volumes for one Fast LNG installation of 1.2 MTPA per year. These costs do not include expenses and income that are required by GAAP to be recorded on our financial statements, including the return of or return on capital expenditures for the relevant project, and selling, general and administrative costs. Our current cost of natural gas per MMBtu are higher than the costs we would need to achieve Illustrative Total Segment Operating Margin Goal, and the primary drivers for reducing these costs are the reduced costs of purchasing gas and the increased sales volumes, which result in lower fixed costs being spread over a larger number of MMBtus sold. References to volumes, percentages of such volumes and the Illustrative Total Segment Operating Margin Goal related to such volumes (i) are not based on the Company’s historical operating results, which are limited, and (ii) do not purport to be an actual representation of our future economics. We cannot assure you if or when we will enter into contracts for sales of additional LNG, the price at which we will be able to sell such LNG, or our costs to produce and sell such LNG. Actual results could differ materially from the illustration and there can be no assurance we will achieve our goal.
3) “Operational” or “Online” with respect to a particular project means we expect gas to be made available within thirty (30) days, gas has been made available to the relevant project, or that the relevant project is in full commercial operations.  Where gas is going to be made available or has been made available but full commercial operations have not yet begun, full commercial operations will occur later than, and may occur substantially later than, our reported Operational date, and we may not generate any revenue until full commercial operations have begun.  We cannot assure you if or when such projects will reach full commercial operations.  Actual results could differ materially from the illustrations reflected in this presentation and there can be no assurance we will achieve our goals.
4) “FID” means management has made an internal commitment to commit resources (including capital) to a particular project. Our management has not made a FID decision on certain projects as of the date of this press release, and there can be no assurance that we will be willing or able to make any such decision, based on a particular project’s time, resource, capital and financing requirements.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investors section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call
Management will host a conference call on Wednesday, November 3, 2021 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (866) 953-0778 (from within the U.S.) or (630) 652-5853 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE Third Quarter 2021 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A replay of the conference call will also be available after 11:00 A.M. on November 3, 2021 through 11:00 A.M. on November 10, 2021 at (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.), Passcode: 7250426.

About New Fortress Energy Inc.
New Fortress Energy Inc. (NASDAQ: NFE) is a global energy infrastructure company founded to help accelerate the world’s transition to clean energy. The company funds, builds and operates natural gas infrastructure and logistics to rapidly deliver fully integrated, turnkey energy solutions that enable economic growth, enhance environmental stewardship and transform local industries and communities.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” including our expected volumes of LNG or production of power in particular jurisdictions; ability to supply LNG through the Santa Catarina terminal to over 400MW (>900k GPD of LNG forecasted) of new power plants in Brazil; ability to achieve our growth goals; ability to finalize definitive agreements for which we have MOUs or framework agreements; our expectations regarding our organic growth opportunities and the full capacity of our existing infrastructure including run rates; our expected needs for LNG supply in the future; expectations regarding certain facilities becoming Operational; our expected ability to supply gas; expectations regarding growth of our facilities; the expectation that we will continue to make great progress on our first Fast LNG assets and deploy them through two distinct business lines;; ability to maintain our expected development timelines, including, but not limited to, our development projects in Barcarena and Santa Catarina, completion of construction and commissioning of our Nicaragua terminal and power plant, commissioning of the NFE power plant in Baja California Sur; the Illustrative Total Segment Operating Margin Goals related to such growth; our ability to fulfill all of the conditions precedent to effectiveness under our commercial agreement with Norsk Hydro; and our targets regarding our first blue ammonia facility, including, but not limited to, reaching FID, the facility capturing up to 99% of CO2 emitted, acquiring a site and related financing, timing for being operational and ability of our Clean Fuels business to benefit from proposed Build Back Better legislation. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the risk that our development, construction or commissioning schedules will take longer than we expect, the risk that the volumes we are able to sell are less than we expect due to decreased customer demand or our inability to supply, the risk that our expectations about the price at which we purchase LNG, the price at which we sell LNG, the cost at which we produce, ship and deliver LNG, and the margin that we receive for the LNG that we sell are not in line with our expectations, the risk that we may not develop our Fast LNG project on the timeline we expect or at all, or that we do not receive the benefits we expect from the Fast LNG project, risks that our operating or other costs will increase and our expected funding of projects may not be possible, the risk that the foregoing or other factors negatively impact our liquidity, the risk that our organic and inorganic growth opportunities do not materialize due to our inability to reach commercial arrangements on terms that are acceptable to us or at all, the risk that organic and inorganic growth opportunities do not offer the Operating Margin that we expect due to higher costs of LNG, higher costs of infrastructure for inorganic growth, competitive pressures on our pricing, or other factors, and the risk that our investment and pilot projects in green hydrogen do not advance NFE’s transition to zero emissions on the timeline we expect or at all. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in the Company’s annual and quarterly reports filed with the SEC, which could cause its actual results to differ materially from those contained in any forward-looking statement.

IR:
Joshua Kane
(516) 268-7455
jkane@newfortressenergy.com

Media:
Jake Suski
(516) 268-7403
press@newfortressenergy.com

Exhibits – Financial Statements

Consolidated Statements of Operations
For the three months ended June 30, 2021 and September 30, 2021
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended
	June 30, 2021	September 30, 2021
Revenues
Operating revenue	$102,836	$188,389
Vessel charter revenue	64,561	78,656
Other revenue	56,442	37,611
Total revenues	223,839	304,656

Operating expenses
Cost of sales	101,430	135,432
Vessel operating expenses	15,400	15,301
Operations and maintenance	18,565	20,144
Selling, general and administrative	44,536	46,802
Transaction and integration costs	29,152	1,848
Depreciation and amortization	26,997	31,194
Total operating expenses	236,080	250,721
Operating (loss) income	(12,241)	53,935
Interest expense	31,482	57,595
Other (income), net	(7,457)	(5,400)
Net (loss) income before income from equity method investments and income taxes	(36,266)	1,740
Income (loss) from equity method investments	38,941	(15,983)
Tax provision	4,409	3,526
Net loss	(1,734)	(17,769)
Net (income) loss attributable to non-controlling interest	(4,310)	7,963
Net loss attributable to stockholders	$(6,044)	$(9,806)

Net loss per share – basic and diluted	$(0.03)	$(0.05)

Weighted average number of shares outstanding – basic and diluted	202,331,304	207,497,013

Segment Operating Margin (Unaudited, in thousands of U.S. dollars)

Performance of our two segments, Terminals and Infrastructure and Ships, is evaluated based on Segment Operating Margin. Segment Operating Margin reconciles to Consolidated Segment Operating Margin as reflected below, which is a non-GAAP measure. We define Consolidated Segment Operating Margin as GAAP net loss, adjusted for selling, general and administrative expense, transaction and integration costs, contract termination charges and loss on mitigation sales, depreciation and amortization, interest expense, other (income) expense, loss on extinguishment of debt, net, income from equity method investments and tax expense. Consolidated Segment Operating Margin is mathematically equivalent to Revenue minus Cost of sales minus Operations and maintenance minus Vessel operating expenses, each as reported in our financial statements.

Three Months Ended September 30, 2021
(in thousands of $)	Infrastructure and Terminals (1)	Ships (2)	Total Segment	Consolidation and Other (3)	Consolidated
Segment Operating Margin	$115,638	$94,840	$210,478	$(76,699)	$133,779
Less:
Selling, general and administrative					46,802
Transaction and integration costs					1,848
Depreciation and amortization					31,194
Interest expense					57,595
Other (income), net					(5,400)
Tax provision					3,526
Loss from equity method investments					15,983
Net loss					(17,769)

(1) Terminals and Infrastructure includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR. The losses and earnings attributable to the investment of $27,792 for the three months ended September 30, 2021 are reported in income (loss) from equity method investments on the condensed consolidated statements of operations.  Terminals and Infrastructure does not include the unrealized mark-to-market loss on derivative instruments of $2,316 for the three months ended September 30, 2021 reported in Cost of sales.
(2) Ships includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of the Hilli Common Units. The earnings attributable to the investment of $11,809 for the three months ended September 30, 2021 are reported in income (loss) from equity method investments on the condensed consolidated statements of operations and comprehensive loss.
(3) Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Three Months Ended June 30, 2021
(in thousands of $)	Infrastructure and Terminals	Ships	Total Segment	Consolidation and Other (3)	Consolidated
Segment Operating Margin	$54,453	$75,587	$130,040	$(41,596)	$88,444
Less:
Selling, general and administrative					44,536
Transaction and integration costs					29,152
Depreciation and amortization					26,997
Interest expense					31,482
Other (income), net					(7,457)
Tax provision					4,409
(Income) from equity method investments					(38,941)
Net loss					(1,734)

(1) Terminals and Infrastructure includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR. The earnings attributable to the investment of $28,447 are reported in income (loss) from equity method investments on the condensed consolidated statements of operations.
(2) Ships includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of the Hilli Common Units. The earnings attributable to the investment of $10,494 are reported in income (loss) from equity method investments on the condensed consolidated statements of operations and comprehensive loss.
(3) Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure.

Condensed Consolidated Balance Sheets
As of September 30, 2021 and December 31, 2020
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$224,383	$601,522
Restricted cash	72,338	12,814
Receivables, net of allowances of $130 and $98, respectively	161,008	76,544
Inventory	82,390	22,860
Prepaid expenses and other current assets, net	75,602	48,270
Total current assets	615,721	762,010

Restricted cash	37,879	15,000
Construction in progress	973,880	234,037
Property, plant and equipment, net	2,025,688	614,206
Equity method investments	1,227,991	-
Right-of-use assets	145,941	141,347
Intangible assets, net	166,964	46,102
Finance leases, net	603,662	7,044
Goodwill	740,132	-
Deferred tax assets, net	6,087	2,315
Other non-current assets, net	121,142	86,030
Total assets	$6,665,087	$1,908,091

Liabilities
Current liabilities
Current portion of long-term debt	$249,752	$-
Accounts payable	210,259	21,331
Accrued liabilities	159,304	90,352
Current lease liabilities	32,009	35,481
Due to affiliates	6,910	8,980
Other current liabilities	109,662	35,006
Total current liabilities	767,896	191,150

Long-term debt	3,597,659	1,239,561
Non-current lease liabilities	93,321	84,323
Deferred tax liabilities, net	284,176	2,330
Other long-term liabilities	37,885	15,641
Total liabilities	4,780,937	1,533,005

Commitments and contingencies

Stockholders’ equity
Class A common stock, $0.01 par value, 750.0 million shares authorized, 206.9 million issued and outstanding as of September 30, 2021; 174.6 million issued and outstanding as of December 31, 2020	2,069	1,746
Additional paid-in capital	1,912,643	594,534
Accumulated deficit	(283,256)	(229,503)
Accumulated other comprehensive income	24,625	182
Total stockholders' equity attributable to NFE	1,656,081	366,959
Non-controlling interest	228,069	8,127
Total stockholders' equity	1,884,150	375,086
Total liabilities and stockholders' equity	$6,665,087	$1,908,091

Condensed Consolidated Statements of Operations
For the three and nine months ended September 30, 2021 and 2020
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenues
Operating revenue	$188,389	$83,863	$382,421	$223,542
Vessel charter revenue	78,656	-	143,217	-
Other revenue	37,611	52,995	148,541	82,412
Total revenues	304,656	136,858	674,179	305,954

Operating expenses
Cost of sales	135,432	71,665	333,533	209,780
Vessel operating expenses	15,301	-	30,701	-
Operations and maintenance	20,144	13,802	54,960	31,785
Selling, general and administrative	46,802	26,821	124,954	87,273
Transaction and integration costs	1,848	4,028	42,564	4,028
Contract termination charges and loss on mitigation sales	-	-	-	124,114
Depreciation and amortization	31,194	9,489	68,080	22,363
Total operating expenses	250,721	125,805	654,792	479,343
Operating income (loss)	53,935	11,053	19,387	(173,389)
Interest expense	57,595	19,813	107,757	50,901
Other (income) expense, net	(5,400)	2,569	(13,458)	4,179
Loss on extinguishment of debt, net	-	23,505	-	33,062
Net income (loss) before income from equity method investments and income taxes	1,740	(34,834)	(74,912)	(261,531)
(Loss) income from equity method investments	(15,983)	-	22,958	-
Tax provision	3,526	1,836	7,058	1,949
Net loss	(17,769)	(36,670)	(59,012)	(263,480)
Net loss attributable to non-controlling interest	7,963	312	5,259	81,163
Net loss attributable to stockholders	$(9,806)	$(36,358)	$(53,753)	$(182,317)

Net loss per share – basic and diluted	$(0.05)	$(0.21)	$(0.27)	$(2.14)

Weighted average number of shares outstanding – basic and diluted	207,497,013	170,074,532	195,626,564	85,009,385

Condensed Consolidated Statements of Cash Flows
For the nine months ended September 30, 2021 and 2020
(Unaudited, in thousands of U.S. dollars)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(59,012)	$(263,480)
Adjustments for:
Amortization of deferred financing costs and debt guarantees, net	9,503	9,949
Depreciation and amortization	68,971	23,025
(Earnings) losses of equity method investees	(22,958)	-
Dividends received from equity method investees	14,259	-
Sales-type lease payments received in excess of interest income	1,458	-
Change in market value of derivatives	(4,955)	-
Contract termination charges and loss on mitigation sales	-	71,510
Loss on extinguishment and financing expenses	-	37,090
Deferred taxes	(4,280)	388
Change in value of Investment of equity securities	(7,265)	2,376
Share-based compensation	4,945	6,501
Other	72	1,895
Changes in operating assets and liabilities, net of acquisitions:
(Increase) in receivables	(75,633)	(43,307)
(Increase) Decrease in inventories	(56,172)	26,691
Decrease (Increase) in other assets	25,500	(16,526)
Decrease in right-of-use assets	3,149	31,910
(Decrease) Increase in accounts payable/accrued liabilities	(2,530)	23,982
(Decrease) in amounts due to affiliates	(2,070)	(1,033)
(Decrease) in lease liabilities	(2,510)	(30,930)
(Decrease) Increase in other liabilities	(30,159)	4,249
Net cash (used in) operating activities	(139,687)	(115,710)

Cash flows from investing activities
Capital expenditures	(430,549)	(115,841)
Cash paid for business combinations, net of cash acquired	(1,586,042)	-
Entities acquired in asset acquisitions, net of cash acquired	(8,817)	-
Other investing activities	(5,750)	137
Net cash (used in) investing activities	(2,031,158)	(115,704)

Cash flows from financing activities
Proceeds from borrowings of debt	2,234,650	1,832,144
Payment of deferred financing costs	(35,846)	(27,099)
Repayment of debt	(229,887)	(1,490,002)
Payments related to tax withholdings for share-based compensation	(29,717)	(6,356)
Payment of dividends	(65,051)	(16,871)
Net cash provided by financing activities	1,874,149	291,816
Impact of changes in foreign exchange rates on cash and cash equivalents	1,960	-
Net (decrease) increase in cash, cash equivalents and restricted cash	(294,736)	60,402
Cash, cash equivalents and restricted cash – beginning of period	629,336	93,035
Cash, cash equivalents and restricted cash – end of period	$334,600	$153,437

Supplemental disclosure of non-cash investing and financing activities:
Changes in accounts payable and accrued liabilities associated with construction in progress and property, plant and equipment additions	$187,295	$(4,682)
Liabilities associated with consideration paid for entities acquired in asset acquisitions	9,959	-
Consideration paid in shares for business combinations	1,400,784	-